Adtran Holdings August 4, 2026 Nasdaq: ADTN Q2 2026 financial results

Financial results Q2 26

Statements and graphics contained in this investor presentation which are not historical facts, such as those relating to market trends, future global optical demand, future demand across end markets, future demand driver growth (including with respect to expected engagements with pluggable optics, expansion of fiber networks, high-risk vendor replacement, demand for secure critical networks, and hyperscale demand for data center interconnect and next-generation connectivity), future gross margin percentage due to changing customer and product mix, future investment and other focus areas and cost-out actions, and ADTRAN Holdings' strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “look forward,” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; IMPORTANT INFORMATION Cautionary note regarding forward-looking statements (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks and uncertainties relating to our international operations, including potential exposure to ongoing military conflicts (including the conflicts in Iran, Ukraine, and Israel and the surrounding areas); (viii) risks posed by potential breaches of information systems and cyber-attacks (ix) the risk that we may not be able to effectively compete, including through product improvements and development; and (x) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarterly period ended March 31, 2026, and our Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC.

Q2 2026 · CEO COMMENTARY

Key messages

1

Global optical demand remains strong

Driven by increasing transport capacity requirements and AI infrastructure investment.

2

Expanding engagements with pluggable optics

Growing list of engagements with hyperscalers on both MicroMux Quattro and LiteWave 800

3

Second-quarter revenue reflects single project shift

A single customer adjusted project timing — this is a timing adjustment, not a change in demand.

4

GM% impacted by customer and product mix

Customer and product mix were headwinds on margins.

5

Refinancing strengthens the balance sheet

Preserves capacity, reduces borrowing costs and extends maturity

OPERATING TARGET We remain committed to our 10% non-GAAP operating margin target.

4
© 2026 Adtran
Adtran

Q2 2026 · EXTERNAL REPORTING SEGMENTATION Category view Optical networking solutions +22% YoY +13% Q-o-Q $109.7M revenue in Q2'26 Growth is strong across all regions Demand driven by network modernization, AI infrastructure and vendor replacement in Europe Access and aggregation solutions -5% YoY -4% Q-o-Q $86.9M revenue in Q2'26 Revenue impacted by shift in timing of project by one key customer First-half category revenues +4% Subscriber solutions +1% YoY -14% Q-o-Q $84.5M revenue in Q2'26 US residential solutions down in Q2 after strong Q1 Continued demand for multi-Gig residential and business services US down Q-o-Q after strong Q1 but up YoY

Q2 2026 · REVENUE BY CUSTOMER TYPE Customer mix Diversification beyond the carrier base Enterprise/ICP grew 47% year over year and now represents 25.4% of revenue, up from 18.3% a year ago. Growth driven by data center interconnect with hyperscalers and secure networking for large enterprise and government customers. A stable service provider base Regional SP is up 3% year over year, and Large SP grew 8% sequentially. Sequential gains with Large SPs driven by growth in optical in the US and Europe. Revenue by customer type in millions $265.1M $48.6M $104.0M $112.5M Q2'25 $281.1M $71.3M $94.5M $115.4M Q2'26 Enterprise / ICP Large SP Small/Medium SP

Q2 2026 · PROFITABILITY Non-GAAP gross margin Quarterly result Product and customer mix negatively impacted non-GAAP gross margins during the quarter. Looking ahead Long-term target margin of 42-43% remains intact Non-GAAP gross margin percent of revenue 41.4% Q2'25 40.7% Q2'26 Year over year -70 bps Non-GAAP gross margin is calculated as non-GAAP gross profit divided by revenue. Reconciliation to GAAP in the appendix.

Q2 2026 · PROFITABILITY Non-GAAP operating income What moved the quarter Increased year-over-year operating income with increased scale. Sequential decline due to product and customer mix. Investing in high-growth opportunities Maintaining opex discipline while increasing investment in next-generation optical, including pluggable optics solutions, alongside increased investments in software led by our AI application suite. Non-GAAP operating income in millions, with non GAAP operating margin $8.0M 3.0% of revenue Q2'25 $10.6M 3.8% of revenue Q2'26 Year over year +$2.6M and +74 bps Non-GAAP operating income is calculated as GAAP operating income, as adjusted for specific items. Non-GAAP operating margin is calculated as non-GAAP operating income divided by revenue. Reconciliation to GAAP in the appendix.

Q2 2026 · PROFITABILITY Non-GAAP earnings per share Non-GAAP earnings per share Non-GAAP EPS of $0.04 compares with ($0.00) a year ago, earned on increased revenue compared to a year ago. Non-GAAP earnings per share diluted, in dollars ($0.00) Q2'25 $0.04 Q2'26 Year over year +$0.04 Reconciliation to GAAP is in the appendix.

Q2 2026 · financials Balance sheet and cash flow $227M $253M $245M Q2 25 Q1 26 Q2 26 Net working capital Lower by $9M sequentially and up $19M year over year, driven by timing of receivables and lower inventory. $106M $88M $79M Q2 25 Q1 26 Q2 26 Cash End-of-quarter cash remained strong at $79M, providing ample liquidity to support operations. $18M -$3M $9M Q2 25 Q1 26 Q2 26 Non-GAAP free cash flow Positive $9M in the quarter, a $12M sequential improvement on the timing of cash receipts and lower inventory purchases. DSO DPO Q2 25 Q3 25 Q4 25 Q1 26 Q2 26 Cash conversion metrics DSO closed the quarter at 67 days and DPO at 65 days — receivables and payables remain closely aligned, keeping working capital broadly neutral. Non-GAAP free cash flow is operating cash flow less purchases of property, plant and equipment and developed technologies. Net working capital = trade accounts receivable + inventories – trade accounts payable. DPO = average A/P ÷ (COGS ÷ days in quarter). DSO = A/R, net ÷ (revenue ÷ days in quarter). A reconciliation of non-GAAP free cash flow to the most comparable GAAP measure is included in the appendix.

Q2 2026 · financing Credit facility refinancing Improved terms from premier financing partners demonstrate long-term confidence in the Adtran model. CAPACITY $350 million Replaces the prior facility with full capacity preserved PRICING ~200 bps lower Directly reduces our cost of borrowing. MATURITY Extended to 2031 Extends maturity from 2027 to 2031 business outlook Q3 2026 outlook Non-GAAP operating margin is calculated as non-GAAP operating profit divided by revenue. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. REVENUE $275.0M – $295.0M NON-GAAP OPERATING MARGIN +1.5% – +5.5%

Business focus areas

BUSINESS MODEL Factors expected to drive long-term growth Expansion of fiber networks Ongoing fiber investment to homes, businesses and critical infrastructure — plus multi-Gig Wi-Fi upgrades in the home. High-risk vendor replacement The shift away from high-risk vendors is accelerating — Adtran is the leading alternative in optical transport and fiber access. Securing critical networks Governments, utilities and enterprises are securing their optical networks — a space where Adtran is a specialist with top-tier customers. AI / cloud infrastructure Surging AI infrastructure is driving higher-capacity for data center interconnect, intra-DC connectivity and wholesale cloud services— well-suited to Adtran's optical portfolio.

ADTRAN PORTFOLIO Complete portfolio from the core to the customer premises SUBSCRIBER SOLUTIONS Residential/SMB ONTs, Wi-Fi and cloud management · Business IP/Ethernet CPE and cloud-managed routers OPTICAL NETWORKING Pluggable coherent optics · Open line systems · Client optics · Optical terminals · Infrastructure monitoring · Intra-DC connectivity ACCESS & AGGREGATION Broadband access platforms · IP/Ethernet aggregation · Synchronization and timing solutions SOFTWARE Network and subscriber insights, network and service automation, and AI-driven operations PROFESSIONAL SERVICES Scalable in-region services including planning, deployment and maintenance Target markets: service providers, cloud providers, enterprise and government

One portfolio, from the core to the premises — expanding from service to provider to high-growth adjacent markets. 1 Core-to-prem fiber networks powered by AI intelligence Optical transport, fiber access and subscriber solutions under one software layer — with AI-driven operations turning network data into automated action. 2 Enabling distributed AI at scale Pluggable coherent optics and data center interconnect that carry AI workloads across scale-up, scale-out and scale-across — and out to the edge. Primary growth driven by hyperscalers and large internet content providers. 3 Securing critical infrastructure Quantum-safe encryption, fiber sensing and resilient timing for the networks that utilities, government and enterprises depend on. 18 © 2026 Adtran Business focus areas Three focus areas drive our growth

NETWORK ARCHITECTURE From the core to the customer premises

Cloud and ai infrastructure solutions Solutions that enable distributed AI at scale Cloud interconnect – scale across front-end network DC sync Cloud interconnect – DCI Inter-rack: back end scale out LiteWave800 IP OLS AI back-end network Intra-rack: scale up OSA IP OLS AI Ensemble Agentic AI workloads customer premises or network edge Network to cloud interconnect 4x100G LR4 to 400G for cloud handoff MicroMux AI

Quantum-safe networking solutions SECURING CRITICAL INFRASTRUCTURE Secure enterprise cloud interconnect S-Flex Quantum-safe pluggable transponders (w/ PQC-compliant encryption) ALM ALM FSP 150 Quantum-safe Ethernet services Secure IP/Ethernet for critical infrastructure Fiber sensing and monitoring (real-time tamper monitoring) Fiber monitoring Network orchestration and security management Quantum-safe networking solutions for enterprise, government and critical infrastructure.

Appendix Non-GAAP reconciliations

27 © 2026 Adtran APPENDIX · NON-GAAP RECONCILIATIONS Explanation of use of non-GAAP financial measures Set forth in the tables below are reconciliations of cost of revenue, gross profit, gross margin, operating expenses, operating (loss) income, operating margin, other income (expense), net (loss) income inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other expense, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortizations and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, professional fees and other expenses, restructuring expenses, deferred compensation adjustments, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Furthermore, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies. Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided guidance for its third quarter 2026 non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortization and adjustments, stock-based compensation expense, deferred compensation adjustments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results

28 © 2026 Adtran APPENDIX · NON-GAAP RECONCILIATIONS Reconciliation of non-GAAP cost of revenue, gross profit and gross margin in $ thousands June 30, 2026 March 31, 2026 June 30, 2025 Total Revenue 281,146 286,086 265,068 Cost of Revenue 177,195 173,098 166,144 Acquisition-related expenses, amortizations and adjustments (1) (9,949) (10,021) (10,599) Stock-based compensation expense (181) (140) (222) Professional fees and other expenses (2) (438) - - Non-GAAP Cost of Revenue 166,627 162,937 155,323 Gross Profit 103,951 112,988 98,924 Non-GAAP Gross Profit 114,519 123,149 109,745 Gross Margin 37.0% 39.5% 37.3% Non-GAAP Gross Margin 40.7% 43.0% 41.4% Three Months Ended (1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure. (2) Included in cost of revenue on the condensed consolidated statements of loss. Includes $0.4 million in related employee exit costs.

APPENDIX · NON-GAAP RECONCILIATIONS

Reconciliation of non-GAAP operating expenses

in $ thousands	Three Months Ended June 30, 2026		Three Months Ended March 31, 2026		Three Months Ended June 30, 2025	
Operating Expenses	114,022		106,613		112,242	
Acquisition-related expenses, amortizations and adjustments[1]	(1,630)	[2]	(1,641)	[6]	(2,175)	[9]
Stock-based compensation expense	(2,675)	[3]	(1,679)	[7]	(2,451)	[10]
Restructuring expense	-		-		284	[11]
Deferred compensation adjustments[4]	(5,494)		11		(3,034)	
Professional fees and other expenses	(307)	[5]	(30)	[8]	3,153	[12]
Non-GAAP Operating Expenses	103,916		103,274		101,713	

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.
(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.
(3) $2.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.
(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

29 © 2026 Adtran

29 © 2026 Adtran APPENDIX · NON-GAAP RECONCILIATIONS Reconciliation of non-GAAP operating expenses (5) Included in selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $1.6 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter. (6) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss. (7) $1.2 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss. (8) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses. (9) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss acquired in connection with business combinations. (10) $1.8 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss. (11) Includes true-up of expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling buildings of its headquarters, the Business Efficiency Program was completed as of December 31, 2024. (12) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

APPENDIX · NON-GAAP RECONCILIATIONS

Reconciliation of non-GAAP operating (loss) income and operating margin

in $ thousands	Three Months Ended June 30, 2026	March 31, 2026	June 30, 2025
Total Revenue	281,146	286,086	265,068
Operating (Loss) Income	(10,071)	6,375	(13,318)
Acquisition related expenses, amortizations and adjustments [(1)]	11,579	11,662	12,774
Stock-based compensation expense	2,856	1,819	2,673
Restructuring expense	-	-	(284)
Deferred compensation adjustments [(2)]	5,494	(11)	3,034
Professional fees and other expenses	745 [(3)]	30 [(4)]	3,153 [(5)]
Non-GAAP Operating Income	10,603	19,875	8,032
Operating Margin	-3.6%	2.2%	-5.0%
Non-GAAP Operating Margin	3.8%	6.9%	3.0%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(4) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(5) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

32 © 2026 Adtran

Adtran

33 © 2026 Adtran APPENDIX · NON-GAAP RECONCILIATIONS Reconciliation of non-GAAP other income (expense) in $ thousands June 30, 2026 March 31, 2026 June 30, 2025 Interest and dividend income 397 300 201 Interest expense (4,234) (4,241) (4,564) Net investment gain (loss) 5,274 (850) 3,075 Other income (expense) , net 718 1,263 (2,636) Total Other Income (Expense) 2,155 (3,528) (3,924) Deferred compensation adjustments (1) (5,154) 1,012 (2,968) Pension expense (2) (20) (20) 11 Non-GAAP Other Expense (3,019) (2,536) (6,881) Three Months Ended (1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees. (2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

APPENDIX · NON-GAAP RECONCILIATIONS

Reconciliation of non-GAAP net (loss) income

	Three Months Ended		
in $ thousands (except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Net Loss attributable to ADTRAN Holdings, Inc. Common shareholders	(10,321)	(1,020)	(19,037)
Effect of redemption of RNCI [1]	(584)	(301)	(1,494)
Net Loss attributable to ADTRAN Holdings, Inc.	(10,905)	(1,321)	(20,531)
Plus: Net Income attributable to non-controlling interest [2]	2,201	2,251	2,273
Net (Loss) Income inclusive of non-controlling interest	(8,704)	930	(18,258)
Acquisition related expenses, amortizations and adjustments[3]	11,579	11,662	12,774
Stock-based compensation expense	2,856	1,819	2,673
Deferred compensation adjustments [4]	340	1,001	66
Pension adjustments [5]	(20)	(20)	11
Restructuring expense [6]	-	-	(284)
Professional fees and other expenses	745 [7]	30 [8]	3,153 [9]
Tax effect of adjustments to net loss	(1,765)	(2,509)	388
Non-GAAP Net Income inclusive of non-controlling interest	5,031	12,913	523
Net Income attributable to non-controlling interest [2]	2,201	2,251	2,273
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	2,830	10,662	(1,750)
Effect of redemption of RNCI [1]	584	301	1,494
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. Common shareholders	3,414	10,963	(256)
Weighted average shares outstanding – basic	80,948	80,321	79,748
Weighted average shares outstanding – diluted	80,948	80,321	79,748
Loss per common share attributable to ADTRAN Holdings, Inc. – basic	(0.13)	(0.01)	(0.24)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	(0.13)	(0.01)	(0.24)
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – basic	0.04	0.14	(0.00)
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – diluted	0.04	0.14	(0.00)

34 © 2026 Adtran

35 © 2026 Adtran APPENDIX · NON-GAAP RECONCILIATIONS Reconciliation of non-GAAP net (loss) income — footnotes (1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.6 million and $0.9 million effect of redemption of RNCI for the three and six months ended June 30, 2026. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.5 million effect of redemption of RNCI for the three and six months ended June 30, 2025. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.3 million effect of redemption of RNCI for the three months ended March 31, 2026. (2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA. (3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure. (4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees. (5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries. (6) Includes reduced previously accrued cost for the Company's Business Efficiency Program, which was designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024. (7) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter. (8) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses. (9) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses

37 © 2026 Adtran APPENDIX · NON-GAAP RECONCILIATIONS Reconciliation of non-GAAP net cash provided by operating activities in $ thousands June 30, 2026 March 31, 2026 June 30, 2025 Net Cash provided by operating activities 25,915 12,670 32,160 Purchases of property, plant and equipment and developed technologies (1) (17,237) (15,940) (13,833) Free cash flow (Non-GAAP) 8,678 (3,270) 18,327 Three Months Ended Purchases related to capital expenditures and developed technologies.